Exhibit 99.2

FOR IMMEDIATE RELEASE

Owens-Brockway Glass Container Inc. and OI European Group B.V. Announce Results of Cash Tender Offers for Any and All of Certain Outstanding Senior Notes

PERRYSBURG, Ohio / SCHIEDAM, the Netherlands (May 24, 2023) O-I Glass, Inc. (NYSE: OI) (the “Company”), announced today that Owens-Brockway Glass Container Inc., a Delaware corporation and an indirect wholly owned subsidiary of the Company (“OBGC”), has announced the results of its previously announced tender offers to purchase for cash (the “OBGC Offers”) any and all of OBGC’s outstanding $250 million aggregate principal amount of its 5.875% Senior Notes due 2023 (the “2023 Notes”) and $300 million aggregate principal amount of its 5.375% Senior Notes due 2025 (the “2025 Notes” and, together with the 2023 Notes, the “Dollar Notes”).

The Company also announced that OI European Group B.V. (“OIEG” and, together with OBGC, the “Companies,” “we,” “us” and “our”), a private limited liability company incorporated under the laws of the Netherlands and an indirect wholly owned subsidiary of the Company, has announced the results of its previously announced tender offer (the “OIEG Offer” and, together with the OBGC Offers, the “Offers”) to purchase for cash any and all of OIEG’s outstanding €725 million aggregate principal amount (approximately $790 million based on the March 31, 2023 exchange rate of €1.00 = $1.09) of its outstanding 3.125% Senior Notes due 2024 (the “2024 Notes” and, together with the Dollar Notes, the “Notes”).

Each Offer was made upon the respective terms and subject to the conditions set forth in (i) the offer to purchase, dated May 11, 2023 (the “2023/2024 Notes Offer to Purchase”) and (ii) the offer to purchase, dated May 15, 2023 (the “2025 Notes Offer to Purchase” and, together with the 2023/2024 Notes Offer to Purchase, the “Offers to Purchase”) and the accompanying notices of guaranteed delivery (the “Notices of Guaranteed Delivery” and, together with the Offers to Purchase, the “Tender Offer Documents”). Capitalized terms used but not defined in this announcement have the meanings given to them in the Offers to Purchase.

The Offers expired at 5:00 p.m. (New York City time) on May 23, 2023 (the “Expiration Date”). The Settlement Date is May 26, 2023, which is the third business day after the Expiration Date and the first business day after 5:00 p.m. (New York City time) on May 25, 2023 (the “Guaranteed Delivery Date”).

OBGC Offers

The following tables set forth certain information regarding the Dollar Notes and participation in the OBGC Offers, including the aggregate principal amount of each series of Dollar Notes that was validly tendered prior to or at the Expiration Date and not validly withdrawn according to D.F. King & Co., Inc., the tender agent and information agent (the “Tender Agent and Information Agent”) for the OBGC Offers.

TABLE I: 2023 NOTES SUBJECT TO THE OFFERS

Title of Security	CUSIP Numbers/ISINs	Aggregate Principal Amount Outstanding	Total Consideration(1)	Aggregate Principal Amount Tendered(2)
5.875% Senior Notes due 2023	CUSIPs: 69073TAR4 / U68337AK7 ISINs: US69073TAR41 / USU68337AK75	$250,000,000	$999.73	$141,978,000

(1)	Per $1,000 principal amount of 2023 Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.

(2)	The principal amount tendered as reflected in the table above excludes $2,536,000 aggregate principal amount of the 2023 Notes that may be validly tendered pursuant to Guaranteed Delivery Procedures and accepted for purchase pursuant to the Offers.

TABLE II: 2025 NOTES SUBJECT TO THE OFFERS

Title of Security	CUSIP Numbers/ISINs	Aggregate Principal Amount Outstanding	Total Consideration(1)	Aggregate Principal Amount Tendered(2)
5.375% Senior Notes due 2025	CUSIPs: 690872AB2 / U6S19GAC1 ISINs: US690872AB26 / USU6S19GAC10	$300,000,000	$1,010	$282,819,000

(1)	Per $1,000 principal amount of 2025 Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.

(2)	The principal amount tendered as reflected in the table above excludes $816,000 aggregate principal amount of the 2025 Notes that may be validly tendered pursuant to Guaranteed Delivery Procedures and accepted for purchase pursuant to the Offers.

OIEG Offer

The following table sets forth certain information regarding the 2024 Notes and participation in the OIEG Offer, including the aggregate principal amount of 2024 Notes that was validly tendered prior to or at the Expiration Date and not validly withdrawn according to the Tender Agent and Information Agent.

TABLE III: 2024 NOTES SUBJECT TO THE OFFERS

Title of Notes	ISINs/Common Codes	Aggregate Principal Amount Outstanding	Total Consideration(1)	Aggregate Principal Amount Tendered
3.125% Senior Notes due 2024	ISINs: XS1405766038 / XS1405765907 Common Codes: 140576603 / 140576590	€725,000,000	€1,000	€666,744,000

(1)	Per €1,000 principal amount of 2024 Notes validly tendered at or prior to the Expiration Date or the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures and not validly withdrawn and accepted for purchase.

The deadline to withdraw Notes validly tendered in the Offers was 5:00 p.m., New York City time, on May 23, 2023 (the “Withdrawal Date”). Accordingly, previously tendered Notes may no longer be withdrawn.

The acceptance of tendered Notes will be made in accordance with the terms of the Offers as described in the Offers to Purchase. We expect to accept, on the Settlement Date, and expect to accept, on the Guaranteed Delivery Date, all Notes validly tendered and not validly withdrawn at or prior to the Expiration Date, including Notes delivered in accordance with the Guaranteed Delivery Procedures. Upon the terms and subject to the conditions set forth in the Tender Offer Documents, Holders who (i) validly tendered Notes at or prior to the Expiration Date (and did not validly withdraw such Notes at or prior to the Withdrawal Date) or (ii) delivered a properly completed and duly executed Notice of Guaranteed Delivery (or complied with ATOP procedures applicable to guaranteed delivery) and all other required documents at or prior to the Expiration Date and validly tender their Notes at or prior to the Guaranteed Delivery Date pursuant to the Guaranteed Delivery Procedures, and, in each case, whose Notes are accepted for purchase by us, will receive the applicable Total Consideration specified in the Offers to Purchase for each $1,000 or €1,000 principal amount of Notes, as applicable, which will be payable in cash.

In addition to the applicable Total Consideration, (i) Holders whose 2023 Notes are accepted for purchase by OBGC will be paid the accrued and unpaid interest on such 2023 Notes from the last interest payment date (which was February 15, 2023) up to, but not including, the Settlement Date, which is expected to be May 26, 2023, (ii) Holders whose 2025 Notes are accepted for purchase by OBGC will be paid the accrued and unpaid interest on such 2025 Notes from the last interest payment date (which was April 15, 2023) up to, but not including, the Settlement Date and (iii) Holders whose 2024 Notes are accepted for purchase by OIEG will be paid the accrued and unpaid interest on such 2024 Notes from the last interest payment date (which was May 15, 2023) up to, but not including, the Settlement Date. Interest will cease to accrue on the applicable Settlement Date for all Notes accepted in the Offers, including those tendered through the Guaranteed Delivery Procedures.

OBGC has engaged Wells Fargo Securities, LLC to serve as the dealer manager in connection with the OBGC Offers and J.P. Morgan SE to act as the dealer manager for the OIEG Offer (collectively, the “Dealer Managers”). Questions regarding terms and conditions of the Offers should be directed to Wells Fargo Securities, LLC at (866) 309-6316 (toll-free), (704) 410-4759 (collect) or via the email address liabilitymanagement@wellsfargo.com for the OBGC Offers or J.P. Morgan SE at +44 20 7134 4353 or via the email address liability_management_EMEA@jpmorgan.com for the OIEG Offer.

D.F. King & Co., Inc. has been appointed as the Tender Agent and Information Agent for the Offers. Questions or requests for assistance in connection with the Offers or for additional copies of the Tender Offer Documents may be directed to the Information Agent and Tender Agent at +1 (800) 714-3306 (toll free), +1 (212) 269-5550 (collect) or via e-mail at owens@dfking.com. The Tender Offer Documents can be accessed at the offer website: www.dfking.com/owens-brockway.

We reserve the right, in our sole discretion, not to accept any Tender Instructions, not to purchase any Notes or to extend, re-open, withdraw or terminate any Offer and to amend or waive any of the terms and conditions of any Offer in any manner, subject to applicable laws and regulations.

Unless stated otherwise, announcements in connection with the Offers will be made available on our website at www.o-i.com. Such announcements may also be made by (i) the issue of a press release and (ii) the delivery of notices to the Clearing Systems for communication to Direct Participants.

Copies of all such announcements, press releases and notices can also be obtained from the Information Agent and Tender Agent, the contact details for whom are set out below. Significant delays may be experienced where notices are delivered to the Clearing Systems and Holders are urged to contact the Information Agent and Tender Agent for the relevant announcements relating to the Offers. In addition, all documentation relating to the Offer to Purchase, together with any updates, will be available via the Offer Website: www.dfking.com/owens-brockway.

General

This announcement is for informational purposes only. Neither this announcement nor the Offers to Purchase, or the electronic transmission thereof, as applicable, constitutes a solicitation for acceptance of the Offers, or a notice of redemption under the indentures governing the Notes. This announcement is not an offer to purchase or a solicitation of an offer to purchase any other securities of the Companies or any of its subsidiaries. The Offers are being made solely pursuant to the Offers to Purchase. The distribution of this announcement in certain jurisdictions may be restricted by law. The Offers are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offers to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the relevant Company by the Dealer Managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

No action has been or will be taken in any jurisdiction that would permit the possession, circulation or distribution of either this announcement, the Offers to Purchase or any material relating to us or the Notes in any jurisdiction where action for that purpose is required. Accordingly, neither this announcement, the Offers to Purchase nor any other offering material or advertisements in connection with the Offers may be distributed or published, in or from any such country or jurisdiction, except in compliance with any applicable rules or regulations of any such country or jurisdiction.

The distribution of this announcement and the Offers to Purchase in certain jurisdictions may be restricted by law. Persons into whose possession this announcement or the Offers to Purchase comes are required by us, the Dealer Managers, the Tender Agent and Information Agent to inform themselves about, and to observe, any such restrictions.

In the United Kingdom, this communication is only addressed to and directed at persons who (i) have professional experience in matters relating to investments falling within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”); (ii) are high net worth entities or other persons falling within Article 49(2)(a) (d) of the Financial Promotion Order; (iii) are a creditor or a member of the Companies or (iv) are persons to whom an inducement to engage in investment activity within the meaning of Section 21 of the FSMA may otherwise lawfully be communicated or caused to be communicated (such persons together being “relevant persons”). In the United Kingdom, the Offers to Purchase and any other documents or materials relating to the Offers is directed only at relevant persons and any investment or investment activity to which the Offers to Purchase and this communication relates will be available only to, and engaged in only with, relevant persons. Any person in the United Kingdom who is not a relevant person should not act or rely on the Offers to Purchase or this communication or any of their contents.

Each Holder participating in the Offers will give certain representations in respect of the jurisdictions referred to above and generally as set out herein. Any tender of Notes pursuant to the Offers from a Holder that is unable to make these representations will not be accepted. Each of the Companies, the Dealer Managers, the Tender Agent and Information Agent reserves the right, in its absolute discretion, to investigate, in relation to any tender of Notes pursuant to the Offers, whether any such representation given by a Holder is correct and, if such investigation is undertaken and as a result such Company determines (for any reason) that such representation is not correct, such tender shall not be accepted.

Forward-Looking Statements

This announcement may contain “forward-looking” statements as defined under U.S. securities laws. Forward-looking statements reflect OI Glass’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward-looking statements.

It is possible OI Glass’s future financial performance may differ from expectations due to a variety of factors including, but not limited to, the following: (1) the general political, economic and competitive conditions in markets and countries where OI Glass has operations, including uncertainties related to economic and social conditions, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, changes in tax rates and laws, war, civil disturbance or acts of terrorism, natural disasters, and weather; (2) cost and availability of raw materials, labor, energy and transportation (including impacts related to the current conflict between Russia and Ukraine and disruptions in supply of raw materials caused by transportation delays); (3) the impact of the COVID-19 pandemic and the various governmental, industry and consumer actions related thereto; (4) competitive pressures, consumer preferences for alternative forms of packaging or consolidation among competitors and customers; (5) OI Glass’s ability to improve its glass melting technology, known as the modular advanced glass manufacturing asset (“MAGMA”) program, and implement it within the timeframe expected; (6) unanticipated operational disruptions, including higher capital spending; (7) the failure of OI Glass’s joint venture partners to meet their obligations or commit additional capital to the joint venture; (8) OI Glass’s ability to manage its cost structure, including its success in implementing restructuring or other plans aimed at improving OI Glass’s operating efficiency and working capital management, and achieving cost savings; (9) OI Glass’s ability to acquire or divest businesses, acquire and expand plants, integrate operations of acquired businesses and achieve expected benefits from acquisitions, divestitures or expansions; (10) OI Glass’s ability to generate sufficient future cash flows to ensure OI Glass’s goodwill is not impaired; (11) OI Glass’s ability to achieve its strategic plan; (12) unanticipated expenditures with respect to data privacy, environmental, safety and health laws; (13) the ability of OI Glass and the third parties on which it relies for information technology system support to prevent and detect security breaches related to cybersecurity and data privacy; (14) changes in capital availability or cost, including interest rate fluctuations and the ability of OI Glass to refinance debt on favorable terms; (15) foreign currency fluctuations relative to the U.S. dollar; (16) changes in tax laws or U.S. trade policies; (17) risks related to recycling and recycled content laws and regulations; (18) risks related to climate-change and air emissions, including related laws or regulations and increased Environmental, Social and Governance (“ESG”) scrutiny and changing expectations from stakeholders; and (19) the other risk factors under “Risk factors” in OI Glass’s Annual Report on Form 10-K for the year ended December 31, 2022 and any subsequently filed Quarterly Report on Form 10-Q or other filings with the Securities and Exchange Commission.

It is not possible to foresee or identify all such factors. Any forward-looking statements in this announcement are based on certain assumptions and analyses made by OI Glass in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While OI Glass continually reviews trends and uncertainties affecting OI Glass’s results of operations and financial condition, we and OI Glass do not assume any obligation to update or supplement any particular forward-looking statements contained in this announcement.

About O-I Glass

At O-I Glass, Inc. (NYSE: OI), we love glass and we’re proud to be one of the leading producers of glass bottles and jars around the globe. Glass is not only beautiful, it’s also pure and completely recyclable, making it the most sustainable rigid packaging material. Headquartered in Perrysburg, Ohio (USA), O-I is the preferred partner for many of the world’s leading food and beverage brands. We innovate in line with customers’ needs to create iconic packaging that builds brands around the world. Led by our diverse team of more than 24,000 people across 69 plants in 19 countries, O-I achieved net sales of $6.9 billion in 2022.

Contacts

Chris Manuel

Vice President of Investor Relations

567-336-2600

Chris.Manuel@o-i.com